Calculation of Filing Fee Tables
S-8
UroGen Pharma Ltd.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, par value NIS 0.01 per share, to be issued pursuant to future awards under the UroGen Pharma Ltd. 2017 Equity Incentive Plan	Other	1,000,000	$ 33.02	$ 33,020,000.00	0.0000870	$ 2,872.74
Fees to be Paid	2	Equity	Ordinary Shares, par value NIS 0.01 per share, to be issued pursuant to future awards under the UroGen Pharma Ltd. 2019 Inducement Plan	Other	600,000	$ 33.02	$ 19,812,000.00	0.0000870	$ 1,723.64
Total Offering Amounts:							$ 52,832,000.00		$ 4,596.38
Total Fees Previously Paid:									$ 0.00
Total Fee Offsets:									$ 0.00
Net Fee Due:									$ 4,596.38
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional ordinary shares ("Ordinary Shares") of UroGen Pharma Ltd. (the "Registrant") that become issuable under the Registrant's 2017 Equity Incentive Plan, as amended (the "2017 Plan") and the Registrant's 2019 Inducement Plan, as amended (the "Inducement Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction. The amount registered represents (i) Ordinary Shares authorized for issuance under the 2017 Plan pursuant to an amendment to such plan that was approved by the Registrant's shareholders on June 22, 2026 and (ii) Ordinary Shares authorized for issuance under the Inducement Plan pursuant to an amendment to such plan that was approved by the Registrant's Board of Directors on September 14, 2026. The Inducement Plan was approved by the Registrant's Board of Directors without shareholder approval pursuant to Nasdaq Listing Rule 5635(c)(4). The proposed maximum aggregate offering price per unit and the proposed maximum aggregate offering price for the 1,000,000 Ordinary Shares and 600,0000 Ordinary Shares reserved for future grant under the 2017 Plan and the Inducement Plan, respectively, are made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for the purpose of calculating the registration fee, and are based upon the average of the high and low prices of the Ordinary Shares on October 30, 2026, as reported on the Nasdaq Global Market.

[2]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional ordinary shares ("Ordinary Shares") of UroGen Pharma Ltd. (the "Registrant") that become issuable under the Registrant's 2017 Equity Incentive Plan, as amended (the "2017 Plan") and the Registrant's 2019 Inducement Plan, as amended (the "Inducement Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction. The amount registered represents (i) Ordinary Shares authorized for issuance under the 2017 Plan pursuant to an amendment to such plan that was approved by the Registrant's shareholders on June 22, 2026 and (ii) Ordinary Shares authorized for issuance under the Inducement Plan pursuant to an amendment to such plan that was approved by the Registrant's Board of Directors on September 14, 2026. The Inducement Plan was approved by the Registrant's Board of Directors without shareholder approval pursuant to Nasdaq Listing Rule 5635(c)(4). The proposed maximum aggregate offering price per unit and the proposed maximum aggregate offering price for the 1,000,000 Ordinary Shares and 600,0000 Ordinary Shares reserved for future grant under the 2017 Plan and the Inducement Plan, respectively, are made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for the purpose of calculating the registration fee, and are based upon the average of the high and low prices of the Ordinary Shares on October 30, 2026, as reported on the Nasdaq Global Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A